UNITED STATES
                SECURITIES AND EXCHANGE COMMISSION
                      Washington, D.C. 20549

                             FORM 8-K

                          CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934


                         January 21, 2003
         Date of Report (Date of Earliest Event Reported)



                         IDI Global, Inc.
                        -----------------
(Exact name of small business issuer as specified in its charter)

       Nevada                     000-30245                  87-0617040
(State of incorporation)    (Commission File Number)     (I.R.S. Employer
                                                          Identification No.)

                        462 East 800 North
                         Orem, Utah 84097
             (Address of principal executive offices)

                          (801) 224-4444
                    Issuer's telephone number



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                    FORWARD LOOKING STATEMENTS

     This report contains forward-looking statements and you should not place undue reliance on these forward-looking statements. We intend to identify forward-looking statements in this report by using words such as "believes," "intends," "expects," "may," will," "should," "plan," "projected," "contemplates," "anticipates," or similar statements. These statements are based on our beliefs, as well as assumptions we have made using information currently available to us. Because these statements reflect our current views concerning future events, these statements involve risks, uncertainties and assumptions. Actual future events may differ significantly from the results discussed in the forward-looking statements due to such contingent factors as: successful due diligence, shareholder approval, and registration of the shares for the transaction.

ITEM 5:   OTHER EVENTS

      On January 21, 2003, IDI Global signed a letter of intent to acquire Pacific WebWorks, Inc., a Nevada corporation, as a wholly-owned subsidiary. Pacific WebWorks is a publicly traded reporting company which engineers business software technology for the Internet based on its proprietary source code. The parties to the letter of intent will begin formal due diligence prior to entering into a final agreement and have established a closing date not later than March 31, 2003.

      The letter of intent contemplates a stock-for-stock exchange of all of Pacific WebWorks' outstanding shares, approximating 23,359,473, for a certain number of IDI Global common shares. The exchange rate has not been determined at the time of this filing, but the parties anticipate no greater than a 3-to-1 exchange. If this ratio is finalized, then three Pacific WebWork shares would be exchanged for one IDI Global share. The stock-for-stock exchange will be contingent upon approval of any final agreement by a majority of the shareholders of Pacific WebWorks and the registration of the shares to be issued by IDI Global prior to the stock-for-stock exchange.

     Our management intends to capitalize on the experience of Pacific WebWorks' management by appointing two directors from its management team to our board of directors. The letter of intent provides that our board of directors appoint Pacific WebWorks' President, Christian R. Larsen, and its CEO, Kenneth W. Bell, as directors.

About Pacific WebWorks

     Pacific WebWorks offers a suite of software programs which allow the small- to medium-sized business owner to expand his or her business onto the Internet. Its premier products, Visual WebTools(TM)and the IntelliPay payment system, allow a business to create, manage, maintain and edit its own web site, as well as process and manage income from Internet transactions.


                            SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                  IDI Global, Inc


       01/22/03                           /s/ Steven R. Comer
Date: ______________              By: _______________________________________
                                      Steven R. Comer
                                      President and Director